Exhibit 99.1

WEX Signs Definitive Agreement to Acquire eNett and Optal

  Aligns with WEX’s global growth strategy by extending the Company’s leadership position in the attractive Travel market
  Accelerates WEX’s revenue growth and is accretive to adjusted net income EPS in the first 12 months
  Provides significant global geographic diversification while reducing WEX’s exposure to macro-economic fluctuations
  Complements WEX’s technology and product portfolio, extending our suite of global travel offerings

PORTLAND, Maine--(BUSINESS WIRE)--January 24, 2020--WEX (NYSE: WEX), a leading financial technology service provider, today announced that it has entered into a definitive agreement to purchase eNett, a leading provider of B2B payments solutions to the travel industry and Optal, a company that specializes in optimizing B2B transactions, for a total consideration of approximately $1.7 billion, including approximately $1.275 billion in cash and approximately 2 million shares of WEX common stock paid to the sellers. WEX is acquiring eNett from Travelport and its owners, affiliates of Siris Capital Group, LLC and Elliot Management Corporation's private equity affiliate, Evergreen Coast Capital Corp. WEX is acquiring Optal from private shareholders. The two companies, which are already highly integrated companies, will be fully integrated under WEX’s ownership.

"The combination of WEX’s travel business with eNett and Optal further strengthens our leadership in the global travel marketplace,” said Melissa Smith, WEX’s Chair and CEO. “In particular, this transaction strengthens our position outside of the US, adds a unique but complementary product suite, and brings a talented team with expertise in operating in international markets. We are confident this transaction will enable us to accelerate our growth by deepening and expanding our position in the global travel market, broadening our product offerings to more fully address the needs of our Travel customers, and diversifying our business geographically while reducing our exposure to macro-economic factors."

Anthony Hynes, Managing Director and CEO of eNett commented, “We are pleased to be joining forces with WEX to offer leading travel companies globally an enhanced and unrivalled suite of innovative payments solutions. We look forward to working with the WEX team to successfully integrate our complementary assets, including our technology, products, and most importantly, our people.”

“As a combined company, we will be uniquely positioned to address the most complicated payment challenges of travel companies across the globe. We are excited about the future and look forward to the opportunity to reach a broader set of customers,” said Robert Bishop, Managing Director and CEO of Optal.

Combination Benefits

  Accelerates WEX’s global growth strategy. Since 2016, eNett and Optal have grown purchase volume at a compounded rate of 36% on a combined basis, which will further strengthen WEX’s travel growth engine. We anticipate the combined business will grow revenue at the long term segment targets of 10%-15% communicated at our investor day.

  Extends WEX’s leadership in the large and growing global travel market. The combined enterprise will be well positioned to capture volume in the global travel market, and specifically the online travel market which is expected to grow bookings at approximately 9% per year through 2023, according to Phocuswright. This represents twice the rate of growth compared to the overall travel market.
  Further diversifies WEX’s business. This acquisition further reduces WEX’s exposure to macro-economic fluctuations, while providing geographic diversification in its travel business, which aligns with our previously stated strategy. Through this combination, WEX will have greater presence in the EMEA and APAC regions.
  Strengthens WEX’s technology and product portfolio. An unrivalled combination of complementary assets and suite of payment offerings from WEX, eNett, and Optal for travel customers globally. This includes a redundant and geographically-dispersed technology platform to further support customers.
  Enhances WEX’s strong financial profile. The acquisition is expected to be accretive in the first twelve months to WEX’s adjusted net income EPS, with expected run rate synergies of $25 million within 24 months following the closing of the transaction, excluding the costs to achieve the synergies.

Transaction Details

Pursuant to the terms of the agreement, WEX will acquire eNett and Optal for total consideration of approximately $1.275 billion in cash and approximately 2 million shares of common stock paid to the sellers. The cash portion of the transaction is being funded through a combination of cash on hand and new debt. The WEX common stock issued in connection with the transaction is valued at approximately $425 million, based on WEX’s volume-weighted average price over the past 30 trading days prior to signing.

The transaction, which has been unanimously approved by the WEX board of directors, is expected to be completed mid year in 2020, subject to regulatory approvals and other customary closing conditions.

BofA Securities and Grant Samuel are acting as financial advisors and Clifford Chance and Wilmer Cutler Pickering Hale and Dorr LLP are acting as legal advisors to WEX. Credit Suisse Securities (USA) LLC and LionTree Advisors are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel, to eNett. Herbert Smith Freehills is acting as legal advisors and Financial Technology Partners acted as advisors to Optal.

Conference Call Details

In conjunction with this announcement, WEX will host a conference call today, January 24th, at 8:30 a.m. (ET). The conference call will be webcast live on the Internet and can be accessed along with the accompanying slides at the Investor Relations section of the WEX website, www.wexinc.com. The live conference call also can be accessed by dialing toll-free 1-866-334-7066 or international 1-973-935-8463. The Conference ID number is 6358948. A replay of the webcast and the accompanying slides will be available on the Company's website.

Forward Looking Statement Disclaimer

This press release contains forward-looking statements, including statements regarding: the proposed acquisition; the financial impact of the acquisition; the anticipated benefits and synergies of the acquisition; the timing of any potential completion; future opportunities for the combined operations and any other statements about WEX’s, Optal’s or eNett’s future expectations, beliefs, goals, plans, or prospects. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of the Company's third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the impact of the material weaknesses first disclosed in Item 9A of the Company's Annual Report for the year ended December 31, 2018 filed on Form 10-K with the Securities and Exchange Commission on March 18, 2019 and the effects of the Company's investigation and remediation efforts in connection with certain immaterial errors in the financial statements of our Brazilian subsidiary; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2018, filed on Form 10-K with the Securities and Exchange Commission on March 18, 2019. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About WEX

Powered by the belief that complex payment systems can be made simple, WEX (NYSE: WEX) is a leading financial technology service provider across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in more than 20 currencies through approximately 4,900 associates around the world. WEX fleet cards offer approximately 14 million vehicles exceptional payment security and control; our travel and corporate solutions business processes over $35 billion of purchase volume annually; and the WEX Health financial technology platform helps 343,000 employers and more than 28 million consumers better manage healthcare expenses. For more information, visit www.wexinc.com.

Contacts

News media:
WEX
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investors:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com